Exhibit 99.1

CHANGE OF CONTROL AND SEVERANCE AGREEMENT

THIS AGREEMENT is made as of the 21st day of March, 2006, between Fidelity D& D Bancorp, Inc. (“Corporation”), The Fidelity Deposit and Discount Bank (“Bank”), and Daniel J. Santaniello (“Executive”), an individual residing in Moscow,  Pennsylvania (collectively the “Parties” and, individually, sometimes a “Party”).

W I T N E S S E T H:

WHEREAS, the Corporation is a bank holding company;

WHEREAS, the Bank is a subsidiary of the Corporation;

WHEREAS, any reference to “Corporation” in this Agreement shall mean Corporation or Bank jointly and severally;

WHEREAS, the Executive has been employed by the Bank as Executive Vice President and Chief Retail Banking Officer and by the Corporation as Vice President and Chief Operating Officer; and

WHEREAS, the purpose of this Agreement is to define certain severance benefits that will be paid by the Corporation in the event of a Change of Control (as defined herein) or in the event that the Executive is terminated without cause, but is not intended to affect, nor does it affect, the terms of the Executive’s employment at will.

NOW THEREFORE, in consideration of the Executive’s service to the Bank and Corporation and of the mutual covenants, undertakings and agreements set forth herein and intending to be legally bound hereby, the Parties agree as follows:

1.             TERM.  The term of the Agreement shall be effective as of the day and year written above, and shall continue until either Executive or Corporation and Bank gives the other written notice of termination of employment, with or without cause; provided, however, that during the period of time between the execution of an agreement to effect a Change of Control (as defined herein) and the actual Date of Change of Control (as defined herein), termination of the Executive’s employment shall only be for Cause (as defined herein).

2.             DEFINITION OF CAUSE.  The term “Cause” shall be defined, for purposes of this Agreement, as the occurrence of one or more of the following:

(a)           Executive’s conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for a period of twenty (20) consecutive days or more;

(b)           Executive’s failure to follow the good faith lawful instructions of the Board of Directors of Corporation or Bank with respect to its operations, after written notice from Corporation or Bank and a failure to cure such violation within thirty (30) days of receipt of said written notice;

(c)           Executive’s willful failure to substantially perform Executive’s duties to Corporation or Bank, other than a failure resulting from Executive’s incapacity because of physical or mental illness, after written notice from Corporation or Bank and a failure to cure such violation within thirty (30) days of said written notice;

(d)           dishonesty or gross negligence of the Executive in the performance of his duties;

(e)           Executive’s removal or prohibition from being an institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act or by the Pennsylvania Department of Banking pursuant to state law;

(f)            conduct by the Executive which brings public discredit to Corporation or Bank which results or may be reasonably expected to result in material financial or other harm to the Corporation or Bank;

(g)           Executive’s breach of fiduciary duty involving personal profit;

(h)           unlawful harassment by the Executive against employees, customers, business associates, contractors, or vendors of Corporation or Bank which results or may be reasonably expected to result in material liability to Corporation or Bank;

(i)            the willful violation by the Executive of the provisions of Sections 8, 9, 10, or 11 hereof, after notice from the Corporation or Bank and a failure to cure such violation within thirty (30) days of said notice;

(j)            the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority;

(k)           theft or abuse by Executive of the Corporation’s or Bank’s property or the property of Corporation’s or Bank’s customers, employees, contractors, vendors, or business associates;

(l)            any act of fraud, misappropriation or personal dishonesty;

(m)          insubordination; or

(n)           the existence of any material conflict between the interests of the Corporation or Bank and the Executive that is not disclosed in writing by the Executive to the Corporation and Bank and approved in writing by the Board of Directors of Corporation and Bank.

3.             DEFINITION OF CHANGE OF CONTROL.  As used in this Agreement, “Change in Control” shall mean a change in control (other than one occurring by reason of an acquisition of the Corporation or Bank by Executive) wherein the Board of Directors certifies that one of the following has occurred:

(a)           (i) a merger, consolidation or division involving Corporation or Bank, (ii) a sale, exchange, transfer or other disposition of substantially all of the assets of Corporation or Bank, or (iii) a purchase by Corporation or Bank of substantially all of the assets of another entity, unless a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of Directors of Corporation or Bank; or

(b)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than Corporation or Bank or any “person” who on the date hereof is a director or officer of Corporation or Bank, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of stock of Corporation or Bank representing fifty percent (50%) or more of the total fair market value or combined voting power of Corporation’s or Bank’s then outstanding stock; or

(c)           during any period of one (1) year during the term of Executive’s employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Corporation and Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

4.             DEFINITION OF DATE OF CHANGE OF CONTROL.  For purposes of this Agreement, the “Date of Change of Control” shall mean:

(a)           the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire beneficial ownership of fifty percent (50%) or more of the Corporation’s voting stock or the total fair market value of the Corporation’s stock, or

(b)           the date of the closing of an Agreement, transferring all or substantially all of the Bank’s or Corporation’s assets, or

(c)           the date on which a merger, consolidation or business combination is consummated, as applicable, or

(d)           the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank and Corporation under Section 3(c) hereof and the replacement directors otherwise approved under Section 3(c) cease to be a majority within a one year period.

5.             TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE OF CONTROL.

If a Change in Control (as defined in Section 3 of this Agreement) shall occur and thereafter, there shall be:

(a)           any involuntary termination of Executive’s employment (other than for a disability wherein Executive is unable to perform all of his essential job functions taking into account any reasonable accommodations);

(b)           any reduction in Executive’s title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities or authority as such may be increased from time to time during the term of this Agreement;

(c)           the assignment to Executive of duties inconsistent with Executive’s office on the Date of Change in Control or as the same may be increased from time to time after the Change in Control;

(d)           any reassignment of Executive to a location greater than twenty-five (25) miles from the location of Executive’s office on the date of the Change in Control;

(e)           any reduction in Executive’s Annual Base Salary in effect on the Date of the Change in Control or as the same may be increased from time to time after the Change in Control;

(f)            any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of Corporation’s or Bank’s retirement or pension, life insurance, medical, health and accident, disability or other employee plans in which Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control;  then, at the option of Executive, exercisable by Executive within180 days of a Change in Control, Executive may resign from employment with Corporation and Bank (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the “Notice of Termination”) to Corporation and Bank and the provisions of Section 6 of this Agreement shall apply.

6.             PAYMENTS UPON TERMINATION.  In the event that Executive delivers a Notice of Termination to Corporation and Bank (as defined in Section 5 of this Agreement), Executive shall be entitled to receive the compensation and benefits set forth below:

If, at the time of termination of Executive’s employment, a “Change in Control” (as defined in Section 3 of this Agreement) has also occurred, Corporation and Bank shall pay Executive a lump sum amount within thirty (30) days of Executive’s termination, which shall be paid in the aggregate amount equal to and no greater than 1.0 times the Executive’s Annual Base Salary, minus applicable taxes and withholdings.  In addition, for a period of one (1) year from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to

Executive during the two (2) years prior to his termination of employment, or, if Corporation and Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits) not to exceed 125% of the cost to the Corporation of obtaining such benefits (or similar benefits). However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Internal Revenue Code of 1986, as amended (the “Code”), Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition.  Upon written notice to Executive, together with calculations of Corporation’s independent auditors, Executive shall remit to Corporation the amount of the reduction, plus such interest, as may be necessary to avoid the imposition of such excise tax.  Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

Notwithstanding the foregoing, in the event that Executive is determined to be a specified employee, as defined in Section 409A of the Code, no payment that is determined to be deferred compensation subject to Section 409A of the Code shall be made until one day following six months from the date of separation of service, as defined in Section 409A of the Code.

7.             RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT ABSENT CHANGE IN CONTROL.  In the event that Executive’s employment is involuntarily terminated by Corporation and/or Bank without Cause and no Change in Control shall have occurred at the date of such termination, Corporation and Bank shall pay Executive an amount equal to and no greater than six-months of Executive’s Annual Base Salary, which shall be payable in one lump sum within thirty (30) days of such termination and shall be subject to federal, state and local tax withholdings. In addition, for a period of six (6) months from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if Corporation and Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits) not to exceed 125% of the cost to the Corporation of obtaining such benefits (or similar benefits).

Notwithstanding the foregoing, in the event that Executive is determined to be a specified employee, as defined in Section 409A of the Code, no payment that is determined to be deferred compensation subject to Section 409A of the Code shall be made until one day following six months from the date of separation of service, as defined in Section 409A of the Code.

8.             NON-SOLICITATION.

(a)           Executive hereby acknowledges and recognizes the highly competitive nature of the business of Corporation and Bank and accordingly agrees that, for a period of six months after the termination of employment with the Corporation or the Bank Executive shall not:

(i)            directly or indirectly solicit persons or entities who were customers or referral sources of Corporation, Bank or their subsidiaries within sixth (6) months of Executive’s termination of employment, to become a customer or referral source of a person or entity other than Corporation, Bank or their subsidiaries;

(ii)           directly or indirectly solicit employees of Corporation, Bank or their subsidiaries who were employed within one year of Executive’s termination of employment to work for anyone other than Corporation, Bank or their subsidiaries.

(b)           It is expressly understood and agreed that, although Executive and Corporation and Bank consider the restrictions contained in Section 8(a) hereof reasonable for the purpose of preserving for Corporation and Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or any restriction contained in Section 8(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 8(a) hereof shall not be rendered void but shall be deemed amended to apply as to such conditions to such other extent as such court may judicially determine or indicate to be reasonable.

9.             UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION.  During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of Corporation and Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of Corporation or Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of Corporation and Bank, any material confidential information obtained by him while in the employ of Corporation and Bank with respect to any of Corporation’s and Bank’s services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to Corporation or Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Corporation and Bank or any information that must be disclosed as required by law.

10.           WORK MADE FOR HIRE.  Any work performed by the Executive under this Agreement should be considered a “Work Made for Hire” as the phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of Corporation, Bank and their subsidiaries and affiliates.  In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Corporation, Bank, and their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and propriety rights.

11.           RETURN OF COMPANY PROPERTY AND DOCUMENTS.  The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Corporation, Bank and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

12.           NOTICES.  Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive offices of Corporation and Bank, in the case of notices to Corporation and Bank.

13.           WAIVER.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Corporation and Bank.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.           ASSIGNMENT.  This Agreement shall not be assignable by any party, except by Corporation and Bank to any successor in interest to their respective businesses.

15.           ENTIRE AGREEMENT.  This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Bank and/or Corporation and this Agreement contains all the covenants and agreements between the parties with respect to employment.

16.           NO EMPLOYMENT CONTRACT.  This Agreement is not an employment contract.  Nothing contained herein shall guarantee or assure Executive of continued employment by Corporation.  Rather, Corporation’s obligations to Executive hereunder shall arise only if Executive continues to be employed by Corporation and Bank in his present or in a higher capacity and, then, only in the event the conditions described herein for payment to Executive have been met.

17.           BINDING AGREEMENT.  This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.  If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

18.           ARBITRATION.   Corporation, Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time.  Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 8, 9, 10, or 11 which may be litigated in court, including an action for injunction or other relief) are to be submitted for resolution, in Lackawanna County, Pennsylvania, to the American Arbitration Association (the “Association”) in accordance with the Association’s National Rules for the Resolution of Employment Disputes or other applicable rules then in effect (“Rules”).  Corporation, Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules.  Corporation and Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association’s pool.  The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement.  The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction.  Following written notice of a request for arbitration, Corporation, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 8, 9, 10, or 11 of this Agreement, including an action for injunction or other relief.

19.           VALIDITY.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

20.           APPLICABLE LAW.  This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.  The provisions of this Agreement shall be construed consistent with Section 409A of the Internal Revenue Code, the applicable Treasury Regulations and other official guidance promulgated thereunder so as not to give rise to any violation of such section.

21.           NO ATTACHMENT:  Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, set-off, counterclaim, charge, pledge or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary to affect such action shall be null and void, and of no effect.

22.           HEADINGS.  The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

23.           ANNUAL BASE SALARY.  For purposes of this Agreement, Annual Base Salary means the Executive’s annualized current compensation, without regard to bonuses, retirement and other cash or non-cash benefits.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:	Fidelity D& D Bancorp, Inc.

/s/ Paul A. Barrett	By	/s/ Steven C. Ackmann
, Secretary

The Fidelity Deposit and Discount Bank

/s/ Paul A. Barrett	By	/s/ Steven C. Ackmann
, Secretary

WITNESS:	Executive

/s/ Brian J. Cali	/s/ Daniel J. Santaniello
Daniel J. Santaniello